Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Registration Statement (No. 33-16238) on Form S-8 relating to Long Island Lighting Company's Employee Stock Purchase Plan, Post-Effective Amendment No. 1 to Registration Statement (No. 2-87427) on Form S-3 relating to Long Island Lighting Company's Automatic Dividend Reinvestment Plan and in the related Prospectus, Registration Statement (No. 2-88578) on Form S-3 relating to the issuance of Common Stock and in the related Prospectus and Registration Statement (No. 33-52963) on Form S-3 relating to the issuance of General and Refunding Bonds, Debentures, Preferred Stock or Common Stock and in the related Prospectus, of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K) of MarketSpan Corporation for the year ended December 31, 1998.





Ernst & Young LLP






March 29, 1999
Melville, New York